Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-228968 on Form S-3 of Great Elm Capital Group, Inc. (the “Company”) of our report dated March 12, 2018 relating to the financial statements of Great Elm Capital Corp. incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018.

/s/ Deloitte & Touche LLP

McLean, VA

February 12, 2019